Exhibit 99.1

Contact:

Stephen C. Richards The Princeton Review, Inc. (508) 663-5053 srichards@review.com

FOR IMMEDIATE RELEASE

THE PRINCETON REVIEW ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

Framingham, MA, April 15, 2010 — The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation and online career education services, announced today that it has priced its previously announced underwritten public offering of 14,000,000 shares of its common stock at a price to the public of $3.00 per share. The gross proceeds from the sale of the shares, before underwriting discounts and commissions and other offering expenses, are expected to be approximately $42.0 million. The offering is expected to close on or about April 20, 2010, subject to customary closing conditions. The Princeton Review has also granted the underwriter a 30-day option to purchase up to an aggregate of 2,100,000 additional shares of common stock to cover over-allotments, if any. Roth Capital Partners is acting as sole manager for the offering.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission on September 24, 2009, which became effective on October 5, 2009. Information about the offering is available in the prospectus supplement filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A copy of the prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting Roth Capital Partners by e-mail to rothecm@roth.com, by fax to (949) 720-7227, or by mail to 24 Corporate Plaza Drive, Newport Beach, CA, 92660, Attention: Equity Capital Markets.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 25 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the Company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review also partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education. The Company also owns and operates Penn Foster Education

Group, a global leader in online education. Penn Foster provides career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades. Nationally and regionally accredited Penn Foster High School and Penn Foster Career School (www.pennfoster.edu) are headquartered in Scranton, PA.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; the Company’s ability to assimilate and integrate certain of the operations of Penn Foster; unanticipated acquisition related costs and negative effects on our reported results of operations from acquisition-related charges; our ability to achieve expected synergies and operating efficiencies in the Penn Foster acquisition within the expected time-frames or at all; the potential negative effects from the substantial amount of outstanding indebtedness incurred to finance the Penn Foster acquisition; the ability to meet debt service requirements; availability and terms of capital; liquidity uncertainties; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.